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                                  Exhibit (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                                                      Three Months Ended                  Nine Months Ended
                                                                         September 30,                       September 30,
                                                                 ----------------------------------------------------------------
                                                                    1995             1994               1995              1994
                                                                 ----------       ----------         ----------        ----------
Income for primary earnings per share:
   Net income                                             A      $1,492,369       $  974,761         $4,046,007        $2,847,632
                                                                 ==========       ==========         ==========        ==========

Income for fully diluted earnings per share:
      Net income                                                 $1,492,369       $  974,761         $4,046,007        $2,847,632
      Add expenses, net of tax
         on assumed conversion of
         Convertible Subordinated
         Debentures:
            Interest                                                268,099          279,277            799,617           757,446
            Amortization of bond discount
               and expense                                            4,501            7,407             11,751            14,149
                                                                 ----------       ----------         ----------        ----------

      Income for fully diluted shares                     B      $1,764,969       $1,261,445         $4,857,375        $3,619,227
                                                                 ==========       ==========         ==========        ==========

Common shares for primary earnings per share:
      Average shares issued                                       6,496,854        6,496,605          6,496,705         6,496,605
      Add assumed conversion at the beginning
         of the period or issuance date if later:
            Stock options                                            14,659           --                  5,995               778
            ESOP shares allocated                                    29,274           17,133             26,071            13,896
      Less: Average Treasury shares                                 150,343          150,393            150,343           150,393
                                                                 ----------       ----------         ----------        ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                       C       6,390,444        6,363,345          6,378,428         6,360,886
                                                                 ==========       ==========         ==========        ==========

Common shares for fully diluted earnings per share:
      Average common shares                                       6,390,444        6,363,345          6,378,428         6,360,886
      Add assumed conversion at the beginning
         of the period of issuance date if later:
         Convertible Subordinated Debentures                      1,948,366        2,380,913          1,948,366         2,380,913
         Series B preferred shares                                    2,576            2,576              2,576             2,576
         ESOP shares unallocated                                    220,726          232,867            223,929           236,104
         Stock options                                                1,743           --                  1,725                95
                                                                 ----------       ----------         ----------        ----------
      Average common shares for computation
         of fully diluted earnings per
         share (See Note below)

                                                          D       8,563,855        8,979,701          8,555,024         8,980,574
                                                                 ==========       ==========         ==========        ==========


Per average common share:
   Net income                        (A / C)                      $   0.23        $     0.16         $     0.63        $     0.45
                                                                  ========        ==========         ==========        ==========
   Net income assuming full dilution (B / D)                      $   0.21        $     0.14         $     0.57        $     0.40
                                                                  ========        ==========         ==========        ==========


Note:    Based on shares at end of each month.

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